                                 EXHIBIT 10(A)
                               AGREEMENT OF SALE
                               -----------------

     THIS AGREEMENT is made as of this 2nd day of December, 1998, by and between OXIS INSTRUMENTS, INC., a Pennsylvania corporation with its registered office located at 55 Steam Whistle Drive, Ivyland, Bucks County, Pennsylvania, (hereinafter referred to as "SELLER" ), of the one part, and GIULIANO FAMILY LIMITED PARTNERSHIP, a Pennsylvania limited partnership, with its registered address c/o deGrouchy, Sifer & Company, 892 Second Street Pike, Richboro, Pennsylvania 18954 (hereinafter referred to as `BUYER"), of the other part.

                             W I T N E S S E T H:

     WHEREAS, INNOVATIVE MEDICAL SYSTEMS CORP., (hereinafter referred to as "IMS"), is the fee simple, record title owner, of all that certain lot or piece of ground and the building thereon erected, situate 55 Steam Whistle Drive, Ivyland, Township of, County of Bucks, Pennsylvania, being County Tax Map Parcel No. 31-1-8-15 as more fully described in Exhibit "A" attached hereto and made a part hereof, (hereinafter referred to as the "Premises"); and

     WHEREAS, IMS filed Articles of Amendment to its Articles of Incorporation with the Commonwealth of Pennsylvania, Department of State, on September 29, 1998, changing its name to "Oxis Instruments, Inc.", the SELLER herein; and

     WHEREAS, BUYER desires to purchase and acquire the Premises upon certain terms and conditions more fully set forth herein; and

     WHEREAS, the parties hereto have agreed upon a purchase price together with the terms of payment of the price and a date for settlement and consummation of this Agreement

     NOW THEREFORE, the parties hereto, intending to be legally bound hereby under and pursuant to the Uniform Written Obligations Act, 33 P.S. (S)(S)6-8, and in consideration of the mutual promises and undertakings herein set forth, the parties do agree as follows:

ARTICLE 1. SALE AND PURCHASE PRICE

     Amount of Purchase Price

     1.01. On and subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer hereby agrees to purchase from Seller, the following properties and assets:

               (1)  The Premises;

               (2) All of Seller's right, title and interest in and to any furniture, fixtures, equipment and other tangible personal property located in or on the Premises used or useful in connection with the operation of the Premises (the "Personalty"), such items to be more particularly set forth on the inventory annexed hereto as Exhibit "B"; and
               (3) All of Seller's right, title and interest in, to and under all contracts and agreements relating to the leasing, use, occupancy and operation of the

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                    Premises (collectively, the "Service Contracts"), a schedule of which Service Contracts is attached hereto as Exhibit
                    "C", to the extent that BUYER elects to assume or continue any or all of the contracts or agreements.

     The purchase price which BUYER agrees to pay to SELLER and SELLER agrees to accept from BUYER ("Purchase Price") for the purchase and sale of the Premises shall be Two Million Sixty Two Thousand Five Hundred and No/100 ($2,062,500.00) Dollars.

                           PAYMENT OF PURCHASE PRICE

     1.02. The Purchase Price for the Premises shall be paid by BUYER to SELLER in the following manner:

            (1) Within Five (5) days of the execution of this Agreement by SELLER and
                 BUYER, BUYER shall deposit the sum of Fifty Thousand and No/l00 ($50,000.00) Dollars with Robert Chalpin Associates, Inc., agent for First
                 American Title Insurance Company, a duly licensed title company in the
                 Commonwealth of Pennsylvania as escrowee ("Escrow Agent").
                 Escrow
                 Agent shall hold said fund in accordance with the requirements of Subparagraph 1.03 and 1.04 infra.

            (2) The balance of the Purchase Price, subject to the adjustments set forth herein, shall be paid by BUYER to SELLER by wire transfer of immediately available federal funds at the time of Closing.

     1.03 Escrow Agent shall deposit said sum in an interest-bearing account at FDJC insured bank, until consummation or termination of this Agreement under BUYER's tax identification number. All interest on said funds shall be credited to BUYER, except in the event of s default. Said monies, together with all interest earned thereon, shall be referred to herein as "Deposit Monies"). At the time of consummation of the transaction evidenced by this Agreement (hereinafter referred to as "Closing"), the Deposit Monies shall be paid by Escrow Agent to SELLER and credited against the Purchase Price or paid to the party entitled thereto upon cancellation pursuant to the provisions of this Agreement. This Agreement shall constitute instructions to the Escrow Agent

     1.04 SELLER and BUYER agree to release and hold harmless Escrow Agent upon faithful tender of the Deposit Monies in accordance with Subparagraph 1.03 supra, or in the event of a dispute between SELLER and BUYER as to the entitlement of the Deposit Monies, upon the payment of the Deposit Monies into the Court of Common Pleas, Bucks County, Pennsylvania.

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                        ARTICLE 2. BUYER'S INSPECTIONS
                        ------------------------------

                              BUYER'S INSPECTIONS

     2.01 Subject to the provisions of Paragraph 2.03, hereinafter, BUYER at BUYER's sole cost and expense shall have the right to conduct all inspections of the Premises as BUYER deems necessary and prudent, or as may be required by s Lender, and, in addition, BUYER shall be permitted to conduct any and all necessary tests provided that such tests do not damage, impair or alter any item or component inspected. BUYER shall indemnify and hold SELLER harmless from any damage for repair or replacement sustained by any component or item inspected and any loss, damage or liability of the activities of BUYER or any of BUYER's agents in connection with the performance of any inspection(s) or test(s).

     2.02 SELLER authorizes and permits BUYER and/or BUYER's agents to enter upon the Premise to conduct any inspection or test after reasonable notice to SELLER and at reasonable times. BUYER agrees to use its best efforts not to disrupt SELLER's operations in the conduct of any inspection(s) and/or test(s).

     2.03 Within Fifteen (15) days of execution of this Agreement by SELLER and BUYER, BUYER shall have the Premises, the improvements, and all components or systems, including but not limited to the structural, mechanical, electrical, plumbing, HVAC, water supply, septic disposal and/or environmental systems inspected by a contractor, engineer and/or entity at BUYER's choice and sole expense. (collectively, the "Inspections") BUYER shall obtain the results no latter than Thirty (30) days following the Inspections. If the results of the Inspections are unacceptable to BUYER, BUYER shall, within Five (5) days of BUYER's receipt of the results: (a) Provide SELLER with a copy of the results and request SELLER at SELLER's expense to remedy all or such items as BUYER may request. SELLER shall notify BUYER within Five (5) days of the receipt of BUYER's notice whether SELLER will undertake to remedy all of the items identified by BUYER. In the event SELLER refuses to remedy all items or BUYER is not satisfied with SELLER's response, BUYER at its option may elect to terminate this Agreement and at that time receive all Deposit Monies, or, (b) Accept the Premises without adjustment or abatement of the Purchase Price

     2.04 Notwithstanding anything contained in this Agreement to the contrary Seller makes no representation, either prior to or to Closing, with respect to the condition or character of the Premises or the use or uses to which the Premises may be put, except as herein provided.

BUYER HEREBY ACKNOWLEDGES and AGREES AN]) REPRESENTS THAT BUYER HAS HAD THE OPPORTUNITY TO FULLY INSPECT THE PREMISES ANT) THAT BUYER IS PURCHASING THE PREMISES "AS IS", "WHERE IS" ANT) "WITH ALL FAULTS" AND IN ITS PRESENT CONDITION
ANT) SUBJECT TO ALL USE, REASONABLE WEAR AND TEAR BETWEEN THE DATE HEREOF AND THE DATE OF CLOSING. In making and executing this Agreement. Buyer has not relied upon or been induced by any statements or representations of any person (other than those, if any, set forth expressly in this Agreement or any Exhibit hereto) in respect of the title to, or the physical or environmental condition of, the Premises (including, without limitation, the zoning classification or permitted use of the Premises) or income, expense, operation or other matter

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or thing affecting or relating to the Premises, or this transaction is general, which might be pertinent or considered in the making or the execution of this Agreement. Buyer has, on the contrary, relied solely on such representations, if any, as are expressly made herein and on such investigations, examinations and inspections as Buyer has chosen to make or have made and this Agreement shall continue in full force and effect in accordance with its terms.

                ARTICLE 3. WARRANTIES AND AGREEMENTS BY SELLER

                        SELLER'S WARRANTY AS TO LEASES

     3.01 SELLER hereby warrants that no person, firm or corporation has any title, interest, or right to possession of said property or any portion thereof as a lessee, tenant, or concessionaire of SELLER.

                           WARRANTY AS TO INSURANCE

     3.02. SELLER hereby warrants that the Premises are covered by policies of property, casualty, and liability insurance maintained by the Seller and that such policies will be maintained in full force and effect until Closing or termination of this Agreement, for any covered claims, loss, cost or expense for personal injury, and/or property damage arising during the period of Seller's ownership of the Premises. SELLER shall, following Closing, indemnify and hold BUYER harmless for any of the liability, loss, costs or expenses arising out of SELLER's negligence or tortuous misconduct during the period of its ownership and operation of the Premises, which obligation shall survive Closing.

                       WARRANTY AS TO SERVICE CONTRACTS

     3.03. SELLER hereby warrants that attached hereto marked Exhibit "C" and incorporated herein by reference is a true and complete list of the Service Contracts. Upon execution of this Agreement, Seller will deliver true and correct copies of the Service Contracts to Buyer which Buyer will return to Seller in the event of any termination of this Agreement.

                       AGREEMENT AS TO SERVICE CONTRACTS

     3.04. SELLER agrees that until Closing and delivery of possession of said Premises to BUYER as herein provided, SELLER shall:

          (1) Perform all obligations arising under the Service Contracts through to Closing.

          (2) Maintain the Premises in good repair and in the same condition, reasonable wear and tear excepted, as it was at the time it was inspected by BUYER.

          (3) Continue to operate and manage the Premises in a reasonable, diligent, and prudent manner; provided, however, SELLER shall not enter into any additional leases or agreements or extensions of any existing leases or agreements pertaining to the Premises. SELLER shall not make or enter into any contract which cannot be terminated without charge, cost, penalty or premium on or before Closing and which would bind or be a charge against the Premises or Buyer after Closing without

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               BUYER's prior written consent which shall not be unreasonably withheld, delayed or conditioned. SELLER shall not make or enter into any contract for any improvement, alteration, addition, demolition, or removal of or to the Premises or any portion thereof without Buyer's prior written consent which shall not be unreasonably withheld, delayed or conditioned.

                              INDEMNITY AGREEMENT

     3.05. SELLER agrees to indemnify and hold BUYER, and the Premises free and harmless for any liability arising because of a breach of lease, breach of contract, or other matter related to the Premises which occurred or is alleged to have occurred during SELLER's ownership, maintenance and control of the Premises and prior to Closing as herein provided.

                                   FIXTURES

     3.06. SELLER agrees that the Personalty shall be free and clear of all liens, security interests and encumbrances. Seller's interest in the Personalty shall be conveyed to Buyer at Closing by Seller's duly executed Bill of Sale, substantially in the form attached hereto as Exhibit "D" (the "Bill of Sale").

                                REPRESENTATIONS

     3.07. SELLER represents and warrants to BUYER that:

            (1) SELLER is not a "foreign person" within the meaning and for purposes (S)897 and (S)1445 of the Internal Revenue Code;

            (2) To the best of SELLER's knowledge and information, without the benefit of any independent investigation by SELLER the facts set forth in the Findings and Summary of the Phase I Environmental Site Assessment performed by MAK Environmental, Inc., dated September 19, 1996, Project No. 1346.86, are true and correct as of that date and to the present, and SELLER possesses no information, actual or constructive, to the contrary.

            (3) To the best of SELLER's knowledge and information, without the benefit of any independent investigation by SELLER the facts set forth in the Conclusions and Recommendations of the Phase II Underground Storage Tank Removal and Potable Well Water Sampling Report performed by MAK Environmental, Inc. for AT&T Small Business Lending Corporation, dated October 17, 1996, MAK Assessment No. 1396.96, are true and correct as of that date and to present, and SELLER possesses no information, actual or constructive, to the contrary.

            (4) SELLER is in sole possession of the Premises, and no other person or entity has any title, interest, right of possession, lien or claim in or to the Premises, and/or fixtures.

            (5) SELLER has no written or oral notice of any uncorrected violations of any building, housing, fire, safety or similar ordinance or regulation

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                 from any municipal, state and/or federal government or agency.
            (6) SELLER is a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

            (7) SELLER has full corporate power and authority to enter into this Agreement and to consummate the contemplated transaction, and has been duly authorized by all necessary corporate action to execute and deliver this Agreement.

            (8) To the actual knowledge of Seller, the execution and delivery by SELLER of this Agreement and the consummation of this contemplated transaction will not violate any law or conflict with or result in any breach or violation of, or constitute a default under, any agreement, instrument or obligation to which SELLER is a party, or constitute an event or condition that would permit termination or acceleration of the maturity of the Articles of Incorporation or By-Laws,

            (9) No approval, authorization, consent or order of court is required for the execution, delivery and consummation of this Agreement.

            (10) The execution and delivery of this Agreement by SELLER will not conflict with any order, judgment or decree of any court, government, government agency or instrumentality by which SELLER is bound or affected.

            (11) To Seller's actual knowledge, no litigation or condemnation proceedings are pending or threatened against SELLER with respect to the Property.

            (12) To the actual knowledge of SELLER, during s ownership and operation of the Premises, no "hazardous materials" excluding those used, handled and disposed in accordance with applicable environmental laws and regulations in connection with Seller's operation of its activities on the Premises, have been placed on or under the Premises, which term shall mean any hazardous or toxic substance, material or waster which is or becomes regulated by any local, state or federal government; that would result in the contamination of the Premises.

ARTICLE 4. WARRANTIES AND AGREEMENTS BY BUYER

                        ASSUMPTION OF SERVICE CONTRACTS

     4.01. At Closing, if elected by BUYER, BUYER agrees to accept, assume, and perform all the terms and conditions of the Service Contracts that were to be kept or performed by SELLER. Seller's interest in the Service Contracts shall be conveyed to Buyer at Closing by assignment and assumption agreement duly executed by Buyer and Seller, substantially in the form attached hereto as Exhibit "E" (the "Assignment").

                              INDEMNITY AGREEMENT

     4.02. BUYER agrees that after the performance of the conditions specified in Article 5 of this Agreement and the Closing as therein contemplated, he will indemnify and hold

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SELLER and the property of SELLER free and harmless from any liability arising because of a breach of lease, breach of contract, or other matter related to the Premises which occurred or is alleged to have occurred after Closing.

     4.03 Buyer hereby represents, warrants and covenants that as of the date of this Agreement and as of Closing:

            (1) Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. It has full right, power and authority to enter into and perform the terms and conditions of this Agreement.

            (2) The persons executing and delivering this Agreement on behalf of the Buyer have complete power and authority to so execute and deliver this Agreement and to consummate the transactions contemplated herein; all necessary consents of any other party or parties to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder by Buyer have been duly obtained; and this Agreement is binding and enforceable against the Buyer and the partners thereof in accordance with its terms.

            (3) To Buyer's actual knowledge, there is no litigation or adjudicatory proceeding pending or threatened against or relating to the Buyer or the contemplated transaction which would adversely affect the ability of Buyer to perform its obligations under this Agreement.

            (4) Seller's obligation to sell the Premises in connection with this Agreement shall be conditioned upon receipt of the Purchase Price at Closing, compliance of Buyer's obligations hereunder and execution and delivery of the Lease (as hereinafter defined) by Buyer as landlord.

                              ARTICLE 5. CLOSING
                              ------------------

                           ESTABLISHMENT OF CLOSING

     5.01. Closing shall be made to consummate the sale of the Premises pursuant to this Agreement at the law offices of Liederbach, Hahn, Foy & Petri, P.C. at 892 Second Street Pike, Suite C, Richboro, Pennsylvania, 18954-1005 or such other place and time as BUYER shall designate upon fifteen (15) days written notice to Seller; provided, however, in no event shall Closing occur on or after January 31, 1999.

                           CONDITIONS OF SETTLEMENT

     5.02. The settlement and BUYER's obligations under this Agreement to purchase said property are expressly conditioned on:

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          (1)  The conveyance to BUYER of good and marketable title to the
               Premises, as evidenced by a standard form title insurance policy issued by First American Title Insurance Company through its representative Robert Chalpin Associates, Inc., Southampton, Pennsylvania 18966 in the full amount of the purchase price herein agreed to be paid by BUYER for said property subject only to the following:

               (a) Any unknown, unrecorded easements, discrepancies or conflicts in boundary lines, shortages in area and encroachments which an accurate and complete survey would disclose;

               (b) Rights granted to utility companies for the provisions of utilities, including but not limited to electric, water, gas, telephone and/or cable;

               (c)  Easement over portion of the Premises for highway purposes;

               (d) Building setback lines, easements for use of utility companies for construction, operating and maintaining facilities on the Premises;

               (e) Terms and conditions set forth on the Plan for Northampton Industrial Park II.

               (f) Real estate taxes and assessments and sewer and water charges not yet due and payable (subject to proration as provided in this Agreement).

               (g) Such other rights, restrictions and matters of record which do not materially adversely effect Buyer's intended use of the Premises.

          (2) Delivery of the Bill of Sale and the Assignment together with the Service Contracts at Closing.

          (3) Delivery of possession of the Premises and all keys to BUYER immediately at Closing free and clear of all uses and occupancies except those which BUYER in this Agreement expressly agrees to assume.

          (4) BUYER' s receipt of a Building Permit, Occupancy Permit and such other permits, certificates and licenses from Northampton Township necessary to operate and occupy the Premises for the dual occupancy of the Premises by BUYER and SELLER as a tenant of SELLER. The cost of the preparation and submission of all applications and plans, and payment of all costs, fees or expenses shall be born solely by BUYER.

          (5) Execution by SELLER of a Lease from BUYER for the rental of approximately 14,760 square feet at the Premises (the "Lease") at an initial annual rental of $6.00 per square foot, triple net, for a term of

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               One (1) year with Two (2) one-year renewals, with the renewal terms rental to be annually adjusted according to the Consumer Price Index, All Urban Consumers (CPI-U), Philadelphia Region, published by the U.S. Department of Labor, Bureau of Labor Statistics. In addition, the terms of the Lease shall include BUYER's right to cancel the Lease with at least six (6) months notice after the end of the first one year term; SELLER's right to sublease to a sublessee that is as credit worthy as SELLER, and BUYER to guarantee a lease term of at least one (1) year for any sublessee. The Lease shall include such additional terms and conditions as may be acceptable to SELLER and BUYER and shall be in form and content acceptable to SELLER and BUYER.

          (6) Delivery to BUYER prior to Closing of a Phase I Environmental Assessment satisfactory to BUYER.

          (7) Delivery to BUYER at Closing of a fully executed special warranty deed by SELLER, in recordable form, sufficient to convey to BUYER title to the Premises, substantially in the form attached hereto as Exhibit "F".

          (8) Delivery to BUYER during Due Diligence period of a certification(s) from a licensed contractor(s) or engineer(s), stating that the plumbing, HVAC, mechanical, roofing, structural, septic and electrical systems are in satisfactory operating condition.

          (9) Delivery to BUYER prior to Closing a copy of any and all blueprints, diagrams or schematics of the Premises and mechanical systems in the Premises in Seller's possession, along with any and all maintenance logs of the mechanical systems in Seller's possession.

          (10) Permit the BUYER, their representative or agent, not more than five (5) days prior to Closing, to enter the premises to conduct an inspection to verify and determine that the Premises and all component systems have been maintained in the same operating condition, wear and tear excepted, as at the time BUYER or its agents originally inspected the Premises pursuant to Article 2 herein. In the event any component is not in such similar condition at the time of the inspection. Buyer shall notify Seller of the cost of such repair or restoration and SELLER shall credit BUYER at Closing an amount equal to the cost to repair or restore that item or component to good working order. Notwithstanding any provision of this paragraph to the contrary, in the event such cost to repair and restore the components of the premises exceeds $50,000.00, Seller shall not be responsible to pay for such excess cost over $50,000.00. In the event such costs exceed $50,000.00, Buyer must notify Seller of its intent either to: (i) pay for such excess cost above $50,000.00 and agree to close or (ii)

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               agree to terminate this Agreement whereupon the deposit monies shall be returned to Buyer and neither party hereunder shall have any right or remedy against the other.

          (11) BUYER's receipt within Sixty (60) days of the execution of this Agreement (the "Mortgage Contingency Period") of a written mortgage commitment in an amount not less than $1,650,000.00 at an interest rate no greater than 10% per annum and on such terms and conditions acceptable to BUYER, who shall be the sole judge of acceptability. Buyer agrees to make immediate application for, and proceed with due diligence to obtain such mortgage commitment. After proceeding with due diligence, if Buyer has not been able to obtain financing pursuant to this paragraph, Buyer shall have the right to terminate this Agreement by written notice (the "Mortgage Notice") to Seller on or before the expiration of the Mortgage, Contingency Period, in which event, notwithstanding anything contained in this agreement to the contrary, $25,000.00 of the Deposit Monies shall be returned to Buyer and $25,000.00 shall be retained by Seller as liquidated damages and neither party hereunder shall any right or remedy against the other except as expressly set forth herein. In the event Buyer does not deliver the Mortgage Notice, this Agreement shall continue in full force and effect and the contingency set forth in this subparagraph 5.03 (ii) shall be deemed waived by Buyer.

          (12) BUYER's satisfaction or fulfillment of any and all conditions, terms and provisions contained in any financing commitment issued by any Lender in conjunction with the mortgage financing under Subparagraph (11) supra.
                                 -----

                             FAILURE OF CONDITIONS

       5.03 Should any of the conditions specified in Paragraph 5.02 of this Agreement fail to occur, BUYER shall have the power exercisable by the giving of written notice to the Escrow Agent and to SELLER, to cancel such Closing,
                                -------------------
terminate this Agreement, and recover all Deposit Monies (except as provided to the contrary in 5.02 (11) above) paid by BUYER to SELLER or to the Escrow Agent on account of the Purchase Price of the Premises, and upon such notice, the parties obligations hereunder shall terminate without any further liability on the part of either party. The Escrow Agent shall be and is hereby irrevocably instructed by SELLER on any such failure of condition and receipt of such notice from BUYER by it to immediately refund to BUYER all moneys and instruments deposited by BUYER in the settlement account pursuant to this Agreement.

                                    DEFAULT

       5.04 (1) Should SELLER default in the performance of any duty or obligation under this Agreement, which precludes or prevents Closing under this Agreement. Buyer shall have the right, at Buyer's option, to (a) terminate this Agreement, in which event the

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

Deposit Monies shall be retained by Buyer as in for Buyer's liquidated and agreed upon damages without any further loss, damage, right or remedy in favor of either party against the other except as set froth in Paragraph 2.01 of this Agreement and except as may be otherwise expressly provided herein; or (b) seek to prosecute an action for specific performance hereunder and recover of all fees, costs, and expenses incurred including attorney fees.

            (2) Should BUYER default in the performance of any duty or obligation under this Agreement and which results in BUYER's failure to proceed to Closing under this Agreement, SELLER's sole remedy shall be the entitlement to and retention of the Deposit Monies as liquidated damages. SELLER shall not be entitled to pursue any other claim, right or remedy against BUYER, either at law or in equity.

                                  PRORATIONS

       5.05. There shall be prorated between SELLER and BUYER as of Closing on the basis of thirty (30) -day months:
          (1) Real and personal property taxes for the current tax year levied or assessed against said property (including any water tax or water rate levied against said property for the furnishing of water thereto) based on the latest available tax bills whether for that year or the preceding tax year.

          (2) Premiums on all insurance policies insuring said property against damage or destruction that have been approved by and are being transferred to BUYER.

          (3) Charges accruing for the period in which Closing occurs on the Service Contracts.

                             BONDS AND ASSESSMENTS

     5.06. Any bonds or improvement assessments which are a lien on said property shall, at Closing, be paid by SELLER.

                              BROKER'S COMMISSION

     5.07. Except for CB Richard Ellis, ("Broker") each party hereto represents and warrants to the other that it has not employed or retained any broker or finder in connection with the transaction contemplated by this Agreement which would entitle such person to a fee or commission in connection with this transaction. Seller agrees that if, as and when Closing takes place under this Agreement Seller will pay to Broker a commission for services rendered pursuant to a separate agreement entered into by and between Seller and Broker in full satisfaction of all obligations to Broker for the services rendered by Broker in connection with the transaction provided for by this Agreement and Buyer shall have no liability therefor. Each party hereby agrees to indemnify and hold the other harmless from and against any loss, cost, claim, demand or expense (including attorney's fees) which may be incurred or sustained by such other party by virtue of any claim for fee or commission made against it by any broker or other person claiming through the other party to this Agreement, which indemnification and hold harmless agreement shall survive Closing.

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

                            EXPENSES OF SETTLEMENT

     5.08. The expenses of settlement described in this Article shall be paid in the following manner:

            (1)  BUYER shall pay:

                 (a)  The full cost of securing the title insurance policy.
                 (b) The full cost of preparing, executing, and acknowledging any deeds or other instruments required to convey to BUYER good and marketable title to the Premises.
                 (c)  Cost of Survey

            (2)  The SELLER shall pay:

                 (a) The full cost of preparing, executing and acknowledging any mortgage satisfactions or other instruments required to convey to BUYER good and marketable tile to the Premises.

            (3) Any transfer taxes imposed by any governmental body shall be paid by BUYER and SELLER in equal proportions.

ARTICLE 6. MISCELLANEOUS

                                 RISK OF LOSS

     6.01.  (1)  Fire or Other Casualty. Except as herein provided, damage to
                 ----------------------
the Premises by fire or other casualty between the date hereof and the date of Closing shall not impair the obligations of either party under this Agreement. In the event that the Premises is damaged by fire or other casualty the net proceeds of any insurance collected prior to Closing together with the amount of any deductible will be paid or credited to Buyer at Closing and all unpaid claims and rights in connection therewith will be assigned to Buyer at Closing and, as between Seller and Buyer, Buyer shall be responsible for the making of any repairs which Buyer elects to have made. The amount of any unpaid claims will not, however, be credited on account of the Purchase Price. Notwithstanding the foregoing, in the event of a loss valued at more than $30,000.00, either Seller or Buyer may within 10 days following such loss, terminate this Agreement by notice to the other party, in which event the Deposit Monies shall be returned to Buyer without any further right or remedy in favor of either party against the other.

            (2)  Condemnation. Seller agrees to give Buyer written notice of any
                 ------------
                 action or proceeding instituted or pending in eminent domain or for condemnation affecting any part of the Premises promptly after Seller's receipt thereof If prior to Closing all or a substantial portion of the Premises (and, for the purposes of this Agreement, a "substantial portion" shall be deemed to include any portion of the Premises which includes a portion of the building or which materially and adversely affects access to the building, the parking or which otherwise

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

                 materially and adversely affects the use and enjoyment of the Premises) is taken by condemnation or eminent domain proceeding or other transfer in lieu thereof (or in the event any notice of any of the foregoing shall be delivered), Buyer shall have the right to terminate this Agreement by notice to the other party within 10 days after the receipt of notice of such proceedings, in which event the Deposit Monies shall be returned to Buyer and neither party shall have any further liability or obligation hereunder. In the event of a partial taking of less than a substantial portion of the Premises this Agreement shall continue in full force and effect and Seller shall, at Closing, credit or assign to Buyer all of Seller's right, title and interest in the condemnation award and all other rights or claims arising out of or in connection with any such eminent domain or condemnation action or proceeding.

     Venue & Jurisdiction

     6.02 (1) SELLER and BUYER agree that in the event of any dispute, disagreement or claim, legal and/or equitable venue shall lie with the Court of Common Pleas of Bucks County and the parties by this Agreement submit to the jurisdiction of the Court.

            (2) Notwithstanding Subparagraph (I) supra, SELLER and BUYER may
                                                 -----
agree to submit any claim, controversy or dispute to arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association amended and effective July 1996. Any decision or award of arbitration shall be final and binding upon the parties, excepted as provided by law under the provisions of the Uniform Arbitration Act, 42 Pa. C.S.A. Section 7301 et seq.
                                                        ------

Notices
     6.03. Whenever in this Agreement it shall be required or permitted that notice or demand be given or served by either party hereto on the other, such notice or demand shall be given or served and shall not have been deemed to have been duly given or served, unless in writing, and forwarded by certified mail, return receipt requested, addressed as follows, or to such other address as changed hereunder, or by nationally-recognized private delivery service issuing return receipts, such as Federal Express or via facsimile, addressed as follows, or to such other address as changed by notice hereunder:

IF TO SELLER: Notices by nationally-recognized United State Mail and/or private delivery service issuing return receipts shall be sent to:
                    Oxis Instruments, Inc
                    c/o Jon Pitcher
                    6040 N. CutterCircle, Suite 317
                    Portland, Oregon 972 17-3935
                    Facsimile -- 503-283-4058

  COPY TO:          Robert P. Krauss, Esquire
                    Mesirov, Gelman, Jaffe, Cramer & Jamieson, LLP
                    1735 Market Street
                    Philadelphia, PA 19103
                    Facsimile -- 215-994-1111
IF TO BUYER         Giuliano Family Limited Partnership
                    Attention: Jerome Giuliano, General Partner
                    % deGrouchy, Sifer & Company
                    892 Second Street Pike
                    Richboro, PA 18954-1005
                    Facsimile 215-322-0205
COPY TO:            Dennis P. Denard, Esquire
                    Liederbach, Hahn, Foy & Petri, P.C.
                    892 Second Street Pike, Suite C
                    Richboro, PA 18954-1005
                    Facsimile -- 215-322-7646

          If any such notice or demand required under this Agreement shall be given in accordance with the foregoing requirements, said notice or demand shall be deemed to have been given as of the date said notice was actually received by the party to whom it is directed.

                              SELLER COOPERATION

       6.04. SELLER agrees to cooperate with BUYER in order for BUYER to fulfill all conditions or obligations under this Agreement, including but not limited to executing all documents, applications, instruments or other writings required before or subsequent to Closing.

                               ENTIRE AGREEMENT

       6.05. This instrument contains the entire agreement between BUYER and SELLER respecting said property, and any agreement or representation respecting said property or the duties of either BUYER or SELLER in relation thereto not expressly set forth in this instrument is null and void.

                                   CAPTIONS

       6.06. The captions contained herein are inserted only for the purposes of convenient reference and in no way define, limit or describe the scope or intent of this Agreement or any part thereof

                                 NO RECORDING
       6.07.  This Agreement may not be recorded in any office of public record.

                           CONSTRUCTION OF AGREEMENT

       6.08. This Agreement shall be construed and enforcement in accordance with the laws of this Commonwealth of Pennsylvania.

       IN WITNESS WHEREOF BUYER has executed this Agreement the day and year first above written.

                                    SELLER:
  Attest:                              OXIS INSTRUMENTS, INC.

   /s/  Terryl Dank                    /s/  Jon S. Pitcher
   --------------------------          ----------------------------------
    Controller                          Secretary


                                    BUYER:
                                       GIULIANO FAMILY LIMITED PARTNERSHIP
Witness:                               A Pennsylvania Limited Partnership


   /s/  Dennis Denard                  /s/  Jerry Giuliano
   --------------------------          ----------------------------------

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